Exhibit 99.1

PRESS RELEASE

For release:	May 3, 2019

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports First Quarter 2019 Financial Results

George Town, Cayman Islands (May 3, 2019) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the three months ended March 31, 2019 of $19.6 million or $1.37 per share, an increase of $13.9 million or 244%, compared to the same period in 2018. Gross Premiums Written increased by 14.5% to $142.2 million for the three months ended March 31, 2019, from $124.2 million for the same period in 2018. The combined ratio was 88.5%, a 5.1 point improvement over the same period in 2018. Book value per share increased by 6.0% (net of Company dividends of $0.25 per share to shareholders) during the quarter, from $44.21 per share at December 31, 2018 to $46.86 per share at March 31, 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended March 31,			As of March 31,	As of December 31,
	2019	2018		2019	2018
Gross Premiums Written	$142.2	$124.2	Book value per share	$46.86	$44.21
Net Premiums Written	$123.4	$107.9	Shareholders’ equity	$667.7	$629.1
			Cash and invested assets (1)	$1,518.4	$1,510.2
Net income	$19.6	$5.7
Net income per share	$1.37	$0.40	(1) Including receivable/(payable) for securities sold/(purchased)
Combined ratio analysis:
Loss ratio	47.8%	51.9%
Expense ratio	40.7%	41.7%

Combined ratio	88.5%	93.6%

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	United States Based Commercial Specialty

•	United States Based Specialty Property

•	United States Based Farm, Ranch, & Stable

•	Bermuda Based Reinsurance

The Company’s Commercial Specialty segment was formerly known as Commercial Lines. During the 1st quarter of 2019, the Company re-evaluated its Personal Lines segment and determined that Personal Lines should be bifurcated into two reportable segments: Specialty Property and Farm, Ranch, & Stable.

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Three Months Ended March 31, 2019 and 2018

For the three months ended March 31, 2019, the Company recorded a combined ratio of 88.5% compared to 93.6% for the three months ended March 31, 2018.

The results for the three months ended March 31, 2019 include $7.9 million in favorable development of prior year loss reserves, compared to $5.9 million in favorable development of prior year loss reserves for the three months ended March 31, 2018.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Three Months Ended March 31, 2019 and 2018

	Three Months Ended March 31,
	Gross Premiums Written			Net Premiums Written
	2019	2018	% Change	2019	2018	% Change
Commercial Specialty	$64,213	$53,773	19.4%	$55,170	$48,306	14.2%
Specialty Property	39,674	41,344	(4.0%)	33,212	33,010	0.6%
Farm, Ranch, & Stable	20,765	18,821	10.3%	17,492	16,245	7.7%
Reinsurance	17,549	10,309	70.2%	17,542	10,309	70.2%

Total	$142,201	$124,247	14.5%	$123,416	$107,870	14.4%

###

Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Gross premiums written	$142,201	$124,247

Net premiums written	$123,416	$107,870

Net premiums earned	$122,089	$108,002
Net investment income	7,219	11,404
Net realized investment gains (losses)	10,390	(316)
Other income	488	554

Total revenues	140,186	119,644
Net losses and loss adjustment expenses	58,321	56,072
Acquisition costs and other underwriting expenses	49,743	45,003
Corporate and other operating expenses	3,205	9,260
Interest expense	5,023	4,861

Income before income taxes	23,894	4,448
Income tax expense (benefit)	4,294	(1,253)

Net income	$19,600	$5,701

Weighted average shares outstanding–basic	14,154	14,055

Weighted average shares outstanding–diluted	14,315	14,286

Net income per share – basic	$1.38	$0.41

Net income per share – diluted	$1.37	$0.40

Cash dividends declared per share	$0.25	$0.25

Combined ratio analysis: (1)
Loss ratio	47.8%	51.9%
Expense ratio	40.7%	41.7%

Combined ratio	88.5%	93.6%

(1)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS	(Unaudited) March 31, 2019	December 31, 2018
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2019 – $1,291,128 and 2018 – $1,257,830)	$1,294,555	$1,235,155
Equity securities, at fair value	142,534	124,747
Other invested assets	48,705	50,753

Total investments	1,485,794	1,410,655
Cash and cash equivalents	37,874	99,497
Premiums receivable, net	92,477	87,679
Reinsurance receivables, net	102,346	114,418
Funds held by ceding insurers	44,902	49,206
Federal income taxes receivable	11,069	10,866
Receivable for securities sold	—	15
Deferred federal income taxes	40,943	48,589
Deferred acquisition costs	62,854	61,676
Intangible assets	21,888	22,020
Goodwill	6,521	6,521
Prepaid reinsurance premiums	19,041	20,594
Other assets	59,199	28,530

Total assets	$1,984,908	$1,960,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$645,959	$680,031
Unearned premiums	281,684	281,912
Ceded balances payable	14,573	14,994
Payables for securities purchased	5,252	—
Contingent commissions	7,170	10,636
Debt	294,581	288,565
Other liabilities	68,034	55,069

Total liabilities	1,317,253	1,331,207

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued:10,223,976 and 10,171,954, respectively; A ordinary shares outstanding: 10,113,527 and 10,095,312, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital (1)	438,783	438,182
Accumulated other comprehensive income (loss), net of taxes	1,669	(21,231)
Retained earnings (1)	231,176	215,132
A ordinary shares in treasury, at cost: 110,449 and 76,642 shares, respectively	(3,975)	(3,026)

Total shareholders’ equity	667,655	629,059

Total liabilities and shareholders’ equity	$1,984,908	$1,960,266

(1)

The Company historically repurchased and redeemed 20.2 million shares for a total of $488 million. These share repurchases and redemptions are reflected through a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of March 31, 2019 and December 31, 2018. Retained earnings are also net of $18 million and $14 million of cumulative historic Company dividends to shareholders as of March 31, 2019 and December 31, 2018, respectively.

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) March 31, 2019	December 31, 2018
Fixed maturities	$1,294.6	$1,235.2
Cash and cash equivalents	37.9	99.5

Total bonds and cash and cash equivalents	1,332.5	1,334.7
Equities and other invested assets	191.2	175.5

Total cash and invested assets, gross	1,523.7	1,510.2
Payable for securities purchased	(5.3)	—

Total cash and invested assets, net	$1,518.4	$1,510.2

	Total Investment Return (1) For the Three Months Ended March 31, (unaudited)
	2019	2018
Net investment income	$7.2	$11.4

Net realized investment gains	10.4	(0.3)
Net unrealized investment gains	26.3	(17.6)

Net realized and unrealized investment gains	36.7	(17.9)

Total net investment income and gains	$43.9	$(6.5)

Average total cash and invested assets	$1,514.3	$1,538.7

Total quarterly investment return %	2.9%	(0.4% )

(1)	Amounts in this table are shown on a pre-tax basis.